EXHIBIT 5.1



                [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]


                                      June 7, 1996


The May Department Stores Company
611 Olive Street
St. Louis, Missouri  63101-1799

               Re:  The May Department Stores Company
                    Registration Statement on Form S-4
                    -------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to The May Department Stores Company, a Delaware corporation (the "Company"), and its wholly owned subsidiary The May Department Stores Company, a New York corporation ("May New York"), in connec-tion with the transactions contemplated by the Asset Purchase Agreement, dated as of April 4, 1996 (the "Asset Purchase Agreement"), between May New York and Strawbridge & Clothier, a Pennsylvania corporation ("Strawbridge & Clothier"). Upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Strawbridge & Clothier will sell and May New York will acquire the Department Store Assets and the Disposition Proceeds, if any, and in consider-ation therefor the Company will issue to Strawbridge & Clothier 4,200,000 shares of common stock, par value $.50 per share, of the Company (the "May Common Stock"), together with the associated preferred stock purchase rights (the "Rights"), subject to adjustment (the "First Closing Stock Consideration"), plus, to the extent there are Disposition Proceeds, the Second Closing Stock Consideration, and May New York will assume the Assumed Department Store Liabilities (the "Department Stores Sale"). The First Closing Stock Consideration and the Second Closing Stock Consideration are referred to herein collectively as the "Stock Consideration."

          In connection with the Department Stores Sale, the Company is filing with the Securities and Exchange Commission (the "Commission") a Registration



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The May Department Stores Company
June 7, 1996
Page 2



Statement on Form S-4 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Stock Consideration, including the Rights associated therewith. The Registration Statement includes the proxy statement/prospectus (the "Proxy Statement/Prospectus") to be furnished to shareholders of Strawbridge & Clothier in connection with their consideration of the voluntary dissolution of Strawbridge & Clothier pursuant to the Plan of Reorganization and Liquidation and in accordance with Subchapter H of Chapter 19 of the Pennsylvania Business Corporation Law and Section 368(a) of the Internal Revenue Code of 1986, as amended. All terms used but not defined herein shall have the meaning attributed to them in the Proxy Statement/Prospectus.

          This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including without limitation, (i) the Registration Statement, including the Proxy Statement/Prospectus, (ii) the Asset Purchase Agreement, (iii) the Amended and Restated Certificate of Incorporation of the Company incorporated by reference as an Exhibit to the Registration Statement,
(iv) the By-Laws of the Company filed as an Exhibit to the Registration Statement, (v) the Certificate of Incorporation of May New York, as amended to date and currently in effect, (vi) the By-Laws of May New York, as amended to date and currently in effect, (vii) a specimen certificate for the May Common Stock filed as an Exhibit to the Registration Statement, (viii) the Rights Agreement, dated as of August 19, 1994, between May New York and The Bank of New York, as Rights Agent, and the Assignment and Assumption Agreement, dated as of May 24, 1996, among May New York, the Company and The Bank of New York, as Rights Agent, with respect to the Rights Agreement, both of which are incorporated by reference as Exhibits to the Registration Statement, (ix) the Certificate of Designation, Preferences and Rights


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The May Department Stores Company
June 7, 1996
Page 3



of the Junior Participating Preference Shares, par value $.50 per share, filed as an Exhibit to the Registration Statement, and (x) certain resolutions of the Board of Directors of the Company and May New York relating to the transactions contemplated by the Asset Purchase Agreement.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or May New York, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that the issuance of the Stock Consideration, including the associated Rights, upon the terms and subject to the conditions of the Asset Purchase Agreement has been duly authorized by requisite corporate action on the part of the Company and, when the Registration Statement becomes effective and the transactions contemplated by the Asset Purchase Agreement are consummated in accordance with the terms thereof, the Stock Consideration, including the associated Rights, will be validly issued, fully paid and nonassessable.



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The May Department Stores Company
June 7, 1996
Page 4



          We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

                                    Very truly yours,



                                    Skadden, Arps, Slate, Meagher & Flom